SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                     JAWZ Inc.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

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   2) Aggregate number of securities to which transaction applies:

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   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   4) Proposed maximum aggregate value of transaction:

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   5) Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

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   2) Form, Schedule or Registration Statement No.:

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   3) Filing Party:

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   4) Date Filed:

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


                                    JAWZ INC.
                          12 Concorde Place, Suite 900
                        Toronto, Ontario, Canada M3C 3T1

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          To Be Held on March 16, 2001

      The Special Meeting of Stockholders of JAWZ Inc. (the "Company") will be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, 31st Floor, Conference Rooms 3108 and 3109, New York, New York 10022, on Friday, March 16, 2001 at 4:00 p.m., local time, to consider and act upon the following matters:

      1. To consider and vote upon one proposal to approve seven separate amendments to the Certificate of Incorporation of the Company to enable the Company to effect one or more reverse stock splits, ranging from a one-for-four reverse stock split to a one-for-ten reverse stock split of all the issued and outstanding shares of the Company's common stock, par value $0.001 per share, in order to seek to maintain the listing of our common stock on the NASDAQ National Market. The Board of Directors may abandon any one or more of the amendments or make one or more of the amendments effective by filing such amendment with the Secretary of State of the State of Delaware at such time or times as the Board of Directors of the Company determines to be necessary in order to seek to maintain the listing of our common stock on the NASDAQ National Market. If after the filing of one amendment with the Secretary of State of the State of Delaware, the Company again fails to comply with NASDAQ National Market Board listing requirements regarding share price, it may file one or more of the other amendments as necessary to seek to comply with the NASDAQ National Market Board listing requirements within the eight months following the approval of these amendments; and

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on January 26, 2001, are entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the special meeting will be available for examination by any stockholder who is present at the special meeting and at the principal place of business of the Company at Suite 400, 630 - 8th Avenue, S.W., Calgary, Alberta, T2P 1G6, during ordinary business hours during the ten day period prior to the special meeting for any purpose germane to the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's common stock, par value $.001 per share. All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          /s/ Vikki Robinson
                                          Vikki Robinson, Secretary
February 22, 2001
Calgary, Alberta
Canada

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                    JAWZ INC.
                           12 Concorde Gate, Suite 900
                        Toronto, Ontario, Canada M3G 3N6

              Proxy Statement for the Special Meeting of Stockholders
                          To Be Held on March 16, 2001

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of JAWZ Inc. (the "Company" or "JAWZ") for use at the Special Meeting of Stockholders to be held on March 16, 2001 at 4:00 p.m., local time, at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, Conference Rooms 3108 and 3109, New York, New York 10022, and at any adjournment or adjournments of that meeting (the "Special Meeting"). All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is voted by delivery of written notice of revocation or a duly executed proxy bearing a later date, to the Secretary of the Company, or by attending the Special Meeting and voting it in person.

Voting Securities and Votes Required

      On January 26, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 46,611,893 shares of common stock of the
Company, par value $0.001 per share ("Common Stock"), one share of special series A preferred voting stock (the "Special Series A Preferred Voting Stock"), having a par value of $0.001 per share and one share of special series B preferred voting stock (the "Special Series B Preferred Voting Stock"), having a par value of $0.001 per share. Each share of Common Stock is entitled to one vote, the one share of Special Series A Preferred Voting Stock is entitled to a number of votes equal to the number of outstanding exchangeable shares of the Company's subsidiary, JAWS Acquisition Corp., an Alberta corporation ("JAC"), which are not owned by the Company or an entity controlled by the Company, and the one share of Special Series B Preferred Voting Stock is entitled to a number of votes equal to the number of outstanding exchangeable shares of the Company's subsidiary, JAWS Acquisition Canada Corp., an Alberta corporation ("JACC"), which are not owned by the Company or an entity controlled by the Company. On January 26, 2001 (the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting), there were 1,932,181 exchangeable shares of JAC outstanding that were not owned by the Company or an entity controlled by the Company and there were 3,962,370 exchangeable shares of JACC outstanding that were not owned by the Company or an entity controlled by the Company. Accordingly, an aggregate of 52,506,444 votes may be cast on the matters set forth in the Notice of Special Meeting (consisting of 46,611,893 votes that may be cast in respect of the Common Stock and 5,894,551 votes that may be cast in respect of the share of Special Series A Preferred Voting Stock and Special Series B Preferred Voting Stock). Holders of shares of Common Stock and the holder of the Special Series A Preferred Voting Stock and Special Series B Voting Stock are to vote together as a single class on all matters submitted to the Company's stockholders for approval, including the proposed amendments.

      Under the Company's Bylaws, the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote at the meeting (including the shares represented by the Special Series A Preferred Voting Stock and the Special Series B Preferred Voting Stock) shall constitute a quorum with respect to the Special Meeting. Stockholders holding shares of capital stock of the Company who are present in person or represented by proxy (including stockholders who abstain from voting their shares or who do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

      The affirmative vote of the holders of a majority of the outstanding capital stock of the Company (including the shares of Common Stock and the shares represented by the Special Series A Preferred Voting Stock and the Special Series B Preferred Voting Stock) entitled to vote on each of the amendments is required for each of the seven proposed amendments of the certificate of incorporation of the Company.

      Stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter. Accordingly, abstentions and "broker non-votes" will have the effect of a vote "No" on the particular matter.

Stock Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information, as of January 26, 2001, with respect to any person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, and as to those shares of the Company's equity securities beneficially owned by each of its directors, the executive officers of the Company and all of its directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act with respect to the Company's Common Stock. As of January 26, 2001, there were 46,611,893 shares of Common Stock outstanding, 1,932,181 shares of Common Stock reserved for issuance to holders of JAC exchangeable shares and 3,962,370 shares of Common Stock reserved for issuance to holders of JACC exchangeable shares.

      The number of shares of Common Stock beneficially owned by each person is determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 26, 2001 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

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Name and Address of Beneficial Owner(1)  Number of Shares        Percent
                                         Beneficially Owned      of Class (14)

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Robert J. Kubbernus (2)                  2,693,750               5.6%
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Julia L. Johnson (3)                     256,408                 0.55%
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Arthur Wong (4)                          313,208                 0.67%
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Riaz Mamdani (5)                         1,514,422               3.1%
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Dr. James Canton (6)                     50,000                  0.11%
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John S. Burns(7)                         50,000                  0.11%
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Raghu Kilambi(8)                         50,000                  0.11%
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Robert Mahood(9)                         388,105                 0.83%
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Peter Labrinos(10)                       402,920                 0.86%
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Greg Surbey                              5,900                   0.01%
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All directors and executive
officers as a group (10 persons)         5,724,713               11.5%

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Thomson Kernaghan & Co. Limited (11)     4,252,716               9.1%
365 Bay Street, 10th floor
Toronto, Ontario
Canada M5H 2V2
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Strong River Investments, Inc.(12)       4,951,889               9.6%
C/O Gonzales-Ruiz & Aleman (BVI) Limited
Wickhams Cay I, Vatnerpool Plaza
PO Box 873
Road Town, Tortola B.V.I.
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Bay Harbor Investments, Limited (12)     5,679,977               11%
C/O Gonzales-Ruiz & Aleman (BVI) Limited
Wickhams Cay I, Vanterpool Plaza
PO Box 873
Road Town, Tortola B.V.I.
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CALP II Limited Partnership(13)          10,900,000              21.4%
c/o Forum Fund Services
Washington Mall, 3rd Floor
Church Street, Hamilton HM11, Bermuda
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(1)    Unless otherwise stated, the business address of each of the stockholders named in the table is C/O JAWZ Inc., Suite 400, 630-8th Ave. SW, Calgary, Alberta T2P 1G6. Except as otherwise indicated, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 350,000 shares issuable upon the exercise of options exercisable at $0.48 per share until July 23, 2002. Includes 350,000 shares issuable upon the exercise of options exercisable at $1.50 per share until December 31, 2002. Includes 250,000 shares upon the exercise of options exercisable at $1.88 per share until December 31, 2002. Includes 350,000 shares issuable upon the exercise of options exercisable at $0.34 per share until January 8, 2005.

(3) Includes 150,000 shares issuable upon the exercise of options exercisable at $0.48 per share until December 31, 2003.

(4) Includes 200,000 shares issuable upon the exercise of options exercisable at $0.48 per share until December 31, 2003.

(5) Includes 250,000 shares issuable upon the exercise of options exercisable at $0.87 per share until December 31, 2002. Includes 200,000 shares issuable upon the exercise of options exercisable at $1.50 per share until December 31, 2002. Includes 250,000 shares issuable upon the exercise of options exercisable at $1.88 per share until December 31, 2002. Includes 300,000 shares issuable upon the exercise of options at $0.34 per share until January 8, 2005.

(6) Includes 50,000 shares issuable upon the exercise of options exercisable at $3.28 per share until December 31, 2003.

(7) Includes 50,000 shares issuable upon the exercise of options exercisable at $5.88 per share until December 31, 2003.

(8) Includes 50,000 shares issuable upon the exercise of options exercisable at $0.44 per share until December 31, 2003.

(9) Includes 35,000 shares issuable upon the exercise of options exercisable at $2.72 per share until November 1, 2003, 176,905 exchangeable shares and 176,200 exchangeable warrants in Jaws Acquisition Corp ("JAC"), a wholly owned subsidiary of JAWZ Inc. Each JAC exchangeable share and each JAC warrant is exchangeable or exercisable for one share in JAWZ Inc., capital stock.

(10) Includes 27,880 shares issuable upon the exercise of options exercisable at $2.69 per share until December 31, 2003 and 73,035 exchangeable shares in Jaws Acquisition Canada Corp. ("JACC"), a wholly owned subsidiary of JAWZ Inc. Each JACC exchangeable share is exchangeable for one share of JAWZ Common Stock.

(11) Includes 276,466 shares of Common Stock issuable upon the exercise of warrants.

(12) Includes 2,349,423 shares of Common Stock issuable upon the exercise of adjustable warrants. Includes 2,602,466 shares of Common Stock issuable upon the exercise of adjustable warrants, this calculation assumes a share price of $0.40. Enright Investment Management Corp., of which Avi Vigder is managing director, has voting and investment power over the shares beneficially owned by Strong River Investments, Inc. and Bay Harbor Investments, Inc.

(13) Includes 4,000,000 shares of Common Stock issuable upon the exercise of adjustable warrants. Includes 300,000 shares of Common Stock issuable upon the exercise of warrants. The General Partner of CALP II is VMH Management Ltd., a private Ontario corporation which has the voting and investment power over the shares beneficially owned by CALP II Limited Partnership. The directors and officers of VMH Management Ltd., are Mark Valentine, Ian McKinnon and Stephen Hicks.

(14) Percent of Ownership is calculated in accordance with the Securities and Exchange Commission's Rule 13d -3(d)(1).

               PROPOSAL NO. 1: APPROVAL OF AMENDMENTS TO CERTIFICATE
                  OF INCORPORATION TO EFFECT REVERSE STOCK SPLITS

General

      The persons named in the enclosed proxy will vote to approve each of the separate seven charter amendments to the Certificate of Incorporation of the Company effecting a reverse split of the Company's Common Stock, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to approve each of the following amendments to the Certificate of Incorporation of the Company.

      The Board of Directors of the Company has unanimously adopted and declared advisable, each of the following amendments to Article Fourth of the Company's Certificate of Incorporation. Each of the separate amendments to the Certificate of Incorporation of the Company approved by the Board of Directors and for which the Company is seeking your approval is set forth below. As reflected on the enclosed proxy card relating to the Special Meeting, stockholders may approve all, none or one or more of the proposed amendments.



     (a) Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one fourth (1/4) of a share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one fourth (1/4) rounded up to the next highest whole number; or

     (b) Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one fifth (1/5) of a share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one fifth (1/5) rounded up to the next highest whole number; or

     (c) Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one sixth (1/6) of a share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one sixth (1/6) rounded up to the next highest whole number; or

     (d) Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one seventh (1/7) of a share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one seventh (1/7) rounded up to the next highest whole number; or

     (e) Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one eighth (1/8) of a share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the

           Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one eighth (1/8) rounded up to the next highest whole number; or

      (f) Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one ninth (1/9) of a share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one ninth (1/9) rounded up to the next highest whole number; or

      (g) Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one tenth (1/10) of a share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one tenth (1/10) rounded up to the next highest whole number.




      Approval of each of the amendments to the FOURTH article of the Company's Certificate of Incorporation requires the affirmative vote of holders of a majority of the outstanding capital stock of the Company entitled to vote on each of the amendments. The affirmative vote of the holders of a majority of the outstanding capital stock of the Company (including the shares of Common Stock and the shares represented by the Special Series A Preferred Voting Stock and the Special Series B Preferred Voting Stock) entitled to vote on each of the amendments is required for each of the amendments of the certificate of incorporation of the Company.

Purpose of Reverse Stock Split

      Each  of  the  proposed   amendments  to  the  Company's   Certificate  of
Incorporation, effectuating a reverse stock split, ranging from between a one-for-three reverse stock split and a one-for-ten reverse stock split, has been approved and declared advisable by the Board of Directors to reduce the number of issued and outstanding shares of the Common Stock in order to increase the trading price of such shares on the Nasdaq National Market. The Board took this action because the Common Stock has failed, for more than 30 consecutive days, to maintain the $1.00 minimum bid price required by Nasdaq Marketplace Rule 4310(c)(4) (the "Rule"). The proposed amendments are not the first step in a going private transaction.

      While there can be no assurance, the Board of Directors believes the implementation of one or more of the proposed amendments effectuating a reverse stock split, if approved by our stockholders, will result in an increase in the minimum bid price of the Common Stock to above the $1.00 per share minimum mandated by the Nasdaq National Market for continued listing and enable the Common Stock to continue to trade on the Nasdaq National Market. However, while the Company believes that implementation of a reverse stock split is a satisfactory mechanism to achieve compliance with Nasdaq's maintenance requirements of the Nasdaq National Market, there can be no assurance that, even if the bid price for our Common Stock exceeds the $1.00 minimum threshold for the mandated period as a result of one or more reverse stock splits, the Nasdaq National Market will deem the Company to be in compliance and will not delist our Common Stock.

      The Company has been formally notified of its failure to comply with the Rule. Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(b), the Nasdaq has given the Company 90 calendar days, or until April 11, 2001, to regain compliance with the Rule. If the minimum bid price for the Company's Common Stock is at least $1.00 for at least ten consecutive trading days prior to April 11, 2001, the Company will be deemed to have regained compliance with the Rule.

      If the Company is unable to demonstrate compliance with the Rule on or before April 11, 2001, the Company's Common Stock will be delisted from the Nasdaq National Market at the opening of business on April 11, 2001. This automatic delisting will be temporarily stayed if the Company requests a hearing before the Nasdaq Listing Qualifications Panel (the "Panel") before the close of business on April 11, 2001. If the Company does not regain compliance with the Rule before April 11, 2001, the Company intends to request a hearing before the Panel and request a stay of the delisting of the Common Stock pending shareholder approval and implementation of one or more of the proposed amendments effectuating a reverse stock split of our Common Stock.

      If the Common Stock is delisted from the Nasdaq National Market, trading in the Common Stock, if any, would have to be conducted on the NASDAQ Small Cap Market, the OTC Bulletin Board or in the non-Nasdaq over-the-counter market (also known as the pink sheet market). In such an event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Common Stock.

      In addition, if the Common Stock were to become delisted from trading on the Nasdaq National Market and the trading price were to remain below $5.00 per share, trading in the Common Stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Generally, a "penny stock" is defined as any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in the Common Stock, which could severely limit the market liquidity of the stock and the ability of investors to trade the Common Stock.

      The Board of Directors is asking that you approve each of the proposed amendments to the Company's Certificate of Incorporation effectuating each of the reverse stock splits of all of the issued and outstanding Common Stock of the Company. Notwithstanding the authorization of each of the amendments by the stockholders of the Company, the Board may abandon any one or more of the amendments without further action by the Company's stockholders in accordance with Section 242(c) of the General Corporation Law of the State of Delaware. A vote in favor of each of the amendments to the Certificate of Incorporation will be a vote for approval of each of the proposed reverse stock splits, one or more of which will be implemented and effectuated and one or more of which may be abandoned at the discretion of the Board within the next eight months and for granting authority to the Board of Directors to effectuate the reverse stock split.

      The Board of Directors has determined that each of the amendments effectuating a reverse stock split is advisable and in your best interests and unanimously recommends that you vote "for" each of the amendments effectuating a reverse stock split. The Board of Directors will consider and evaluate from time to time the following factors and criteria to determine which, if any, of the approved amendments to implement: the capitalization of the Company (including the number of shares of Common Stock issued and outstanding), the prevailing trading price for our Common Stock and the volume level thereof, and the general economic and other related conditions prevailing in our industry and in the marketplace generally. The Board of Directors will determine as soon as practicable which proposed amendment to implement and will provide stockholders and other relevant persons with notice of the record date for the proposed reverse stock split.

Effects of Reverse Stock Split

      A reverse stock split is a reduction in the number of outstanding shares of a class of a corporation's capital stock, which is accomplished by the corporation, in this case, reclassifying and converting all the outstanding shares of Common Stock into a proportionately fewer number of shares of Common Stock. For example, if our Board of Directors implements a one-for-four reverse stock split of the Common Stock, then someone holding 400 shares of the Common
Stock before the reverse stock split would receive 100 shares of the Common Stock after the reverse stock split. This will also result in an increase in the available number of authorized but unissued shares of the Common Stock. However, each shareholder's proportionate ownership of the issued and outstanding shares of the Common Stock would remain the same, except for minor changes which may result from the provisions each of the amendments effectuating a reverse stock split, as described below, which require the rounding of any resulting fractional shares up to the nearest whole share.

      The primary purpose of the proposed reverse stock split of Common Stock is to combine the issued and outstanding shares of the Common Stock into a smaller number of shares so that the shares of the Common Stock will trade at a higher price per share than their recent trading prices. In addition to increasing the market price of the Common Stock, a reverse stock split will also affect the presentation of stockholders' equity in the Company's balance sheet. Because the par value of the shares of the Common Stock is not changing as a result of the implementation of the reverse stock split, the Company's stated capital, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split. Correspondingly, the Company's additional paid-in capital, which consists of the difference between its stated capital and the aggregate amount paid to the Company upon the issuance of all currently outstanding shares of the Common Stock, will be increased by a number equal to the decrease in stated capital.

      Finally, the reverse stock split, if implemented, will affect the outstanding options to purchase Common Stock of the Company and certain other presently outstanding convertible securities with respect to Common Stock (including the exchangeable shares of JAC and JACC), issued by the Company which contain anti-dilution provisions. All of the Company's option plans with respect to Common Stock or the exchangeable shares of JAC and JACC, include provisions requiring adjustments to the number of shares covered thereby and the number of shares subject to and the exercise prices of outstanding options granted under said plans, in the event of a reverse stock split. For example, in a one-for-four reverse stock split, each of the outstanding options to purchase Common Stock or exchangeable shares would thereafter evidence the right to purchase that number of shares of the Common Stock following the reverse stock split equal to 25% of the shares of the Common Stock previously covered by the options (with fractional shares rounded up to the nearest whole share) and the exercise price per share would be three times the previous exercise price.

No Fractional Shares

      In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of the Common Stock as a result of the reverse stock split, we will round any fractional shares resulting from the reverse stock split up to the nearest whole share. This means that stockholders who would otherwise be entitled to receive a fractional share of the Common Stock following the reverse stock split will receive a whole share in lieu thereof. For example, if any shareholder owns, in total, 100 shares, that shareholder's shares would be converted into 25 shares if the proposed one-for-four reverse stock split is implemented.

      The rounding of fractional shares will not reduce the number of stockholders or stockholders of record. The Company's periodic reporting requirements under the Securities Exchange Act of 1934 will be unaffected by the rounding of fractional shares and JAWZ believes it will, if the reverse stock split receives stockholder approval and is implemented by the Board as intended and described herein, meet all Nasdaq Stock Market listing requirements.

Implementation of Reverse Stock Split

      If the stockholders approve one or more of the amendments effectuating a reverse stock split, the Board will direct management of the Company, file an amendment to the Company's Certificate of Incorporation incorporating one of the amendments to the Company's Certificate of Incorporation, with the Secretary of State of the State of Delaware effecting one of the reverse stock splits. The Board may, if the Company's stock fails for more than 30 consecutive days after the first reverse split amendment is filed, to maintain the $1.00 minimum bid price required, file one or more the other approved amendments.

Reasons for Reverse Stock Split:  Advantages

      The Board of Directors believes that a reverse stock split is desirable for the following reasons:

      (a) If shares of the Common Stock continue to trade below $1.00 per share, the Common Stock will be delisted from the Nasdaq National Market. Delisting could decrease the marketability, liquidity and transparency of the Common Stock (which could, in turn, further depress our stock price). Our Board believes that the anticipated increase in the market price per share resulting from a reverse stock split will lift the price of the Common Stock above the $1.00 minimum bid threshold that currently threatens our continued listing on Nasdaq;

      (b) The anticipated increase in the per share market price of the Common Stock should also enhance the acceptability of the Common Stock by the financial community and the investing public.
      (c) Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of the policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers and therefore difficult for holders of Common Stock to manage. The expected increase in the per share price of the Common Stock may help alleviate some of such problems.

      (d) In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales prices than the commission on a relatively higher priced issue, which may discourage trading in lower priced stock. A reverse stock split could result in a price level for the Common Stock that may reduce, to some extent, the effect of these policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock.

      (e) The increase in the portion of the Company's authorized shares of Common Stock that would be unissued after the reverse stock split is effectuated could be used for any proper corporate purpose approved by the Board of Directors. The increased number of authorized but unissued shares of Common Stock will provide the Company with additional flexibility to issue additional shares in connection with future financings or other transactions. The anticipated increase in the per share market price of the Common Stock should also enhance the acceptability of the Common Stock by the financial community and the investing public. However, the Board of Directors does not currently have any plans to utilize the increase in the number of the authorized but unissued shares of the Common Stock that would result from approval and implementation of the proposed reverse stock split.

Reasons Against Reverse Stock Split:  Disadvantages

      Even though the Board of Directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

      (a) Despite the potential increase in liquidity discussed above, if we file one or more of the amendments, the reduced number of shares resulting from a reverse stock split could adversely affect the liquidity of the Common Stock.

      (b) A reverse stock split may leave certain stockholders with one or more "odd lots" which are stock holdings in amounts of less than 100 shares of the Common Stock. These odd lots may be more difficult to sell than shares in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split.

      (c) Because a reverse stock split would result in an increased number of authorized but unissued shares of the Common Stock, it may be construed as having an anti- takeover effect, although neither the Board of Directors nor the Company's management views this proposal in that perspective. However, the Board of Directors, subject to its fiduciary duties and applicable law, could use this increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Shares of the Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure than any proposal to amend or repeal the Company's by-laws or certain provisions of the Company's Certificate of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transaction were opposed by the Board of Directors.

      (d) Further, subject to NASDAQ rules on stock issuances, the increased number of authorized but unissued shares of the Common Stock could be issued by the Board of Directors without further shareholder approval, which could result in further dilution to the holders of the Common Stock.

Exchange of Stock Certificates

      If the reverse stock split is effectuated, the Company will not require holders of Common Stock to surrender their stock certificates. Instead he Company will give notice to its transfer agents of the reverse stock split and the effective date of the amendment to the Certificate of Incorporation in order to accurately reflect the number of issued and outstanding shares of capital stock of the Company. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

      All holders of capital stock of the Company will continue to be entitled to receive any dividends or other distributions that may be declared and payable with respect to the Common Stock with a record date after the effective time of the reverse stock split.

Federal Income Tax Consequences

      The following summary of the federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder, and the discussion below may not address all the tax consequences for a particular shareholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each shareholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

      Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of the Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the new, post-split shares of the Common Stock resulting from implementation of the reverse stock split will include the shareholder's respective holding periods for the pre-split shares of the Common Stock exchanged for the new shares. This treatment should also apply with respect to additional shares received for fractional shares.


No Dissenters' Rights

      The holders of shares of the Common Stock have no dissenters' rights of appraisal under Delaware law, the Company's Certificate of Incorporation or the Company's by-laws with respect to the proposed amendments to the Company's Certificate of Incorporation effectuating a reverse stock split.


                                  OTHER MATTERS

      The Company's Board of Directors does not know of any other matters which may come before the Special Meeting and in accordance with Section 1.05(b) of the Company's by-laws the only business that may be conducted at a special meeting of stockholders is that which is brought before the meeting by the Company's notice of meeting.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.


                                          By Order of the Board of Directors


                                          /S/ Vikki Robinson
                                          VIKKI ROBINSON, Secretary


February 22, 2001


      THE BOARD OF DIRECTORS OF THE COMPANY ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                    JAWZ INC.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF JAWZ INC. FOR THE SPECIAL
              MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 16, 2001.

The undersigned, as a holder of shares of common stock, ("Shares") in JAWZ Inc. (the "Company"), hereby appoints Robert J. Kubbernus and Riaz Mamdani, and each of them, with full power of substitution, to vote all Shares for which the undersigned is entitled to vote through the execution of a proxy with respect to the Special Meeting of the Stockholders to be held on March 16, 2001 or any adjournment thereof.

You may revoke this proxy at any time by forwarding to the Company a subsequently dated proxy received by the Company prior to the Special Meeting, or by attending the Special Meeting and voting in person.

Returned proxy cards will be voted (1) as specified on the matters listed below;
(2) in accordance with the Board of Directors' recommendations if the proxy is signed but where no specification is made; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. Please mark your choice like this: /X/

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND ASKS THAT YOU APPROVE EACH OF THE 7 REVERSE SPLIT AMENDMENTS SET OUT BELOW.

Proposal 1 - Approval of Amendments to Certificate of Incorporation: Approval of proposed amendments to the Certificate of Incorporation of the Company to enable the Company to effect one or more reverse stock splits , as set out below, in the eight months following approval by stockholders, in order to seek to maintain the Company's listing on the Nasdaq National Market.

     (a)   1 for 4    (check one box)  / / For     / / Against     / / Abstain
     (b)   1 for 5    (check one box)  / / For     / / Against     / / Abstain
     (c)   1 for 6    (check one box)  / / For     / / Against     / / Abstain
     (d)   1 for 7    (check one box)  / / For     / / Against     / / Abstain
     (e)   1 for 8    (check one box)  / / For     / / Against     / / Abstain
     (f)   1 for 9    (check one box)  / / For     / / Against     / / Abstain
     (g)   1 for 10   (check one box)  / / For     / / Against     / / Abstain


THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED "FOR" EACH OF THE REVERSE SPLIT AMENDMENTS IN PROPOSAL 1.

Print and sign your name below exactly as it appears hereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title, as such. Joint owners should each sign. If a corporation, please sign as full corporate name by president or authorized officer. If a partnership, please sign in partnership name by an authorized person.

                        Date:  ______________________________, 2001




                        --------------------------------------------
                                        Signature  (title, if any)



                        --------------------------------------------
                                        Signature  (title, if any)


                        --------------------------------------------
                                        Title or Authority


PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE TO: SYED HUSSAHNI, U.S. STOCK TRANSFER CORPORATION, 1745 GARDENA AVENUE, GLENDALE, CALIFORNIA 91204-2991. IF YOU HAVE ANY QUESTIONS, PLEASE CALL IAN H. KENNEDY AT (403) 508-5055.